LEGG MASON CASH RESERVE TRUST


                                Amendment No. 2
                                       to
                              DECLARATION OF TRUST
                              Dated July 24, 1978



         THIS Amendment to the Declaration of Trust is made this 16th day of April, 1982, by John F. Donahue, Thomas J. Donnelly, Gregor F. Meyer, Wesley W. Posvar and Edward E. Smuts.

         WHEREAS, the Trustees executed a Declaration of Trust among themselves on July 24, 1978, creating a Massachusetts Business Trust for the investment and reinvestment of funds contributed thereto; and

         WHEREAS, the Trustees amended the Declaration of Trust on August 31, 1979; and

         WHEREAS, pursuant to Section 7 of Article XII of the Declaration of Trust, the Trustees desire to amend the Declaration of Trust; and

         WHEREAS, pursuant to Article V, Section 9 of the By-Laws of the Trust, any action by the Trustees may be taken without a meeting by written Unanimous Consent of Trustees.

         NOW, THEREFORE, the Trustees hereby amend the Declaration of Trust as follows:

         1. By striking Section 1(p) of Article V from the Declaration of Trust and substituting in its place the following:

                  To borrow money but only as a temporary measure for extraordinary or emergency purposes and then (a) only in amounts not in excess of 5% of the value of its total assets or (b) in any amount up to one-third of the value of its total assets, including the amount borrowed, in order to meet redemption requests without immediately selling any portfolio instruments. The Trust may also enter into reverse repurchase agreements in amounts not in excess of one-third of its total assets in order to meet redemption requests without immediately selling any portfolio instruments. The Trustees shall not pledge, mortgage or hypothecate the assets of the Trust, except in connection with any borrowing described in (a) and (b) herein and in amounts not in excess of the lesser of the dollar amounts borrowed or 10% of the value of the Trust's total assets at the time of such borrowing.

         IN WITNESS WHEREOF, the undersigned being all of the Trustees, have executed this Amendment to the Declaration of Trust the day and year first above written.

/s/ John F. Donahue                              /s/ J. Joseph Maloney, Jr.
______________________________                   _____________________________
    John F. Donahue                                  J. Joseph Maloney, Jr.

/s/ Thomas J. Donnelly                           /s/ Gregor F. Meyer
______________________________                   _____________________________
    Thomas J. Donnelly                               Gregor F. Meyer

/s/ Richard B. Fisher                            /s/ Wesley W. Posvar
______________________________                   _____________________________
    Richard B. Fisher                                Wesley W. Posvar

/s/ Edward L. Flaherty, Jr.                      /s/ Edward E. Smuts
______________________________                   _____________________________
    Edward L. Flaherty, Jr.                          Edward E. Smuts

COMMONWEALTH OF PENNSYLVANIA     )
                                 )     ss:
COUNTY OF ALLEGHENY              )

         I hereby certify that on April 16, 1982, before me, the subscriber, a Notary Public of the Commonwealth of Pennsylvania, in and for the County of Allegheny, personally appeared JOHN F. DONAHUE, THOMAS J. DONNELLY, RICHARD B. FISHER, EDWARD L. FLAHERTY, JR., J. JOSEPH MALONEY, JR., GREGOR F. MEYER, WESLEY
W. POSVAR, and EDWARD E. SMUTS, who acknowledged the foregoing Declaration of Trust to be their act.

         WITNESS my hand and notarial seal the day and year first above written.


                                             /s/ Mary Jean Byrnes
                                             _________________________________
                                                 Notary Public

                        Mary Jean Byrnes, Notary Public
                          Pittsburgh, Allegheny County
                      My Commission Expires Jan. 28, 1995
                  Member, Pennsylvania Association of Notaries